UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  May 31, 2007
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On May 31, 2007, the Company completed its acquisition of substantially all the assets of Foshan City Nan Hai Luo Village Lian Sing Jui Da Plastic Powder Factory ("Plastics Factory"). The Company paid aggregate consideration of ten million five hundred thousand (10,500,000) restricted shares of the Company's common stock, valued at approximately $21,000,000.

The Plastics Factory's primary business is to convert recyclable and non-recyclable plastics into products that can be used in a variety of applications. The Plastic Factory currently has four plants located in Foshan City, Guandong Province, China. The plants are running a full capacity 24 hours a day, 7 days a week, and is generating a profit.



SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) and (b) In accordance with the requirements of Item 9.01, audited financial statements of the Plastics Factory and unaudited proforma financial statements will be filed with the SEC within 71 days after the date of this filing.

(d) The Asset Purchase Agreement on the purchase of assets of the Plastics Factory has been filed as exhibit 10.1 to this report.




                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: June 4, 2007                          /s/ Roger Neal Smith
                                       By:  Roger Neal Smith
                                            President and CEO